Exhibit 99.1
Genuine Parts Company
2999 CIRCLE 75 PARKWAY
ATLANTA, GEORGIA 30339

EARL DOLIVE	(770) 956-2647
July 15,2010
Mr. R. Charles Loudermilk, Sr.
Chairman of the Board
Aaron’s, Inc.
309 E. Paces Ferry Road Northeast
Atlanta, GA 30305-2385
Dear Charlie:
It is with sincere regret that I must retire from active service on the Board of Directors of Aaron’s, Inc. This letter constitutes my written notice of resignation from the Board, effective immediately.
I understand that the Board would like to appoint me as Director Emeritus, which appointment I am happy to accept.
My 33 years of service on the Aaron’s Board has been personally rewarding, as has been my long association with you. I wish you, the Board and the Company all of the best in the coming years.

Best Regards,
/s/ Earl Dolive

Earl Dolive

ED/np